Exhibit 19.1

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

This document is confidential and proprietary and is solely for use within CVR Energy, Inc. (the “CVR Energy” or the “Company”) and its subsidiaries and not to be provided to third-parties unless (i) there is a professional duty to disclose the information (such as to external auditors), (ii) disclosure is required by legal or judicial process, law, regulation, or pursuant to any government agency or securities exchange, or (iii) disclosure is approved in writing in advance by the Compliance Officer.

1. PURPOSE
This Insider Trading Policy (this “Policy”) is intended to prevent both intentional and unintentional acts of prohibited insider trading with respect to securities of CVR Energy, CVR Partners, LP (“CVR Partners”) and Icahn Enterprises L.P. (“IEP”), and thereby to promote compliance with applicable securities laws by CVR Energy and its Insiders (defined below). Violations of insider trading laws, inadvertent or otherwise, can result in severe civil and criminal penalties for the individuals involved, as well as for the Company and its management. Violations, or even the allegation or appearance of an improper transaction, can also damage the Company’s reputation for integrity and professionalism. Because of the opportunity to profit from information obtained while serving as a Director (defined below), officer or employee of the Company and its subsidiaries, this Policy continues to apply to any such persons for the period of six months after they terminate their affiliation with the Company.
If you have any questions after reviewing this Policy, you should consult the Company’s Compliance Officer at corporatecompliance@cvrpartners.com.
Every Covered Person must read and retain this Policy and must sign and return to the Compliance Officer the acknowledgement of this Policy attached hereto as Exhibit A. You may periodically be asked to re-acknowledge your compliance with this Policy.

SECTION I: POLICY ON INSIDER TRADING

A. POLICY

The Company prohibits any Insider who possesses material, nonpublic information concerning the Company, CVR Partners, IEP or any other company with which the Company is dealing or proposes to deal (such as customers, suppliers or acquisition candidates) (any such other company, an “Other Company”), from:

Page #	1 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

1.Buying or selling, either directly or indirectly, the securities of CVR Energy, CVR Partners or IEP (other than pursuant to a Qualified Rule 10b5-1(c) Trading Plan, as described below) or of such Other Company, either personally or on behalf of others, until expiration of the Waiting Period (defined below) and, with respect to Covered Persons, pre-clearance of such transaction has been received in accordance with Section III of this Policy; or

2.Communicating such information, either directly or indirectly, to any person, except to Company personnel or authorized agents of the Company who need to know such information to fulfill their responsibilities to the Company; or

3.Recommending or otherwise advising that any person should purchase or sell the securities of CVR Energy, CVR Partners, IEP or such Other Company.
No Covered Person shall purchase, sell or otherwise transfer any securities of CVR Energy, CVR Partners or IEP during any Blackout Period (defined below) other than pursuant to a Qualified Rule 10b5-1(c) Trading Plan, as described in this Policy.
This Policy does not intend to prohibit or restrict ordinary course activities in compliance with applicable law. Therefore, notwithstanding anything herein to the contrary, to the extent any Director or officer of the Company is affiliated with (but does not control) an investment banking firm, private equity firm, commercial bank or other similar entity, nothing in this Policy shall be deemed to restrict such firm or entity and its affiliates from engaging in any banking, brokerage, trading, market making, hedging, arbitrage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, lending, underwriting, asset management, principal investing and other activities conducted in the ordinary course of their or their affiliates’ business in compliance with applicable law, including without limitation buying and selling Company, CVR Partners or IEP securities, entering into derivatives transactions regarding or shorting Company, CVR Partners or IEP securities, serving as a lender, underwriter or market maker or issuing research with respect to Company, CVR Partners or IEP securities or making investments in or entering into other transactions with companies in the same or similar lines of business as the Company, CVR Partners or IEP.
It is also the policy of the Company that the Company will not engage in transactions in securities of the Company, CVR Partners or IEP on the basis of material, nonpublic information relating to such entity.

B. SCOPE OF THE POLICY
This Policy applies to transactions involving securities of CVR Energy, CVR Partners, IEP or any Other Company, in which any Insider has an interest, whether direct or indirect, to the extent such person can direct or

Page #	2 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

influence investment decisions with respect to such securities. The term “securities” as used herein also includes (1) any CVR Energy stock options or comparable CVR Partners or IEP securities exercisable in a cashless exercise through a broker (i.e., selling the shares to be received upon exercise of the option or comparable security in order to pay the exercise price); (2) any securities acquired through exercise of CVR Energy stock options or other rights under the Company’s Long-Term Incentive Plan or comparable CVR Partners or IEP securities; (3) any securities of CVR Energy, CVR Partners or IEP held in retirement or other benefit plans, such as 401(k) Plans or stock purchase plans; and (4) any put, call, straddle, option, right or privilege with respect thereto or a group or index of securities including the security in question. Such securities and all such derivative securities or instruments are covered by this Policy without regard to whether any of them are traded on an exchange, in the over-the-counter market, or are otherwise publicly traded in any recognized securities market.
This Policy does not apply to the Controlling Person (defined below), or to any of Controlling Person’s subsidiaries and affiliates, other than Company and its subsidiaries or as otherwise specified herein. Moreover, the Controlling Person is responsible for assuring his compliance with insider trading laws and, notwithstanding anything to the contrary in this Policy, this Policy is not intended to restrict in any way the ability of the Controlling Person or any of his subsidiaries and affiliates, other than Company and its subsidiaries or as otherwise specified herein, to conduct, directly or indirectly, transactions in the securities of Company and its subsidiaries otherwise permitted by law.

C. UNDERSTANDING THE POLICY

1.Insider. For purposes of this Policy, the concept of “Insider” is very broad and includes the Directors, officers and employees of the Company and its subsidiaries and their respective Related Persons and controlled persons, as well as Temporary Insiders. A person can be a “Temporary Insider” if he or she has a special confidential relationship with the Company resulting in access to material, nonpublic information. A Temporary Insider can include, among others, a company’s attorneys, accountants, consultants, and bank lending officers. For the avoidance of doubt, “Insider” specifically excludes the Controlling Person. For the avoidance of doubt, Covered Persons are Insiders.

2.Nonpublic Information. Information is “nonpublic” until it has been effectively communicated to the marketplace and becomes generally available to the public. Information you learn in connection with your employment or the services you render to the Company about the business or plans of the Company or its subsidiaries, CVR Partners, IEP or an Other Company, should be considered nonpublic if it does not meet this standard. In order for information to be considered “generally available to the public,” and therefore no longer “nonpublic” for purposes of this Policy, it must have been released through

Page #	3 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

appropriate public media in a manner designed to achieve broad dissemination to the investing public generally and without favoring any special persons or groups (such as disclosure in a widely disseminated press release or disclosure in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K of the Company, CVR Partners, IEP or an such Other Company, as the case may be).

3.Material Information. “Material” information generally means information that a reasonable investor is substantially likely to consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information need not alone determine an investor’s decision in order to be “material”; there need only be a substantial likelihood that a reasonable investor will view disclosure of the information in question as having significantly altered the total mix of information previously available. It is also important to bear in mind that information need not be a historical or certain fact to be material. Data or events that are uncertain or contingent can be material depending upon a balancing of their magnitude and likelihood of occurrence. Although it is not possible to list all types of information that may be “material,” information concerning the following events could be “material” for purposes of this Policy: annual or quarterly earnings, annual or quarterly revenue, forecasts of revenues, expenses or earnings, liquidity, cash flow, significant unexpected or unusual gains or losses, dividend changes and other significant financial information; merger, acquisition, disposition of assets or joint venture discussions, significant proposals or agreements; significant new contracts or business relationships; new product announcements of a significant nature; significant pricing changes; significant changes in management; significant cybersecurity incidents or other significant disruptions in the Company’s operations; major changes in accounting methods or policies; and major litigation. This list is not exhaustive; other types of information may be material at any particular time, depending upon all the circumstances.

4.Blackout Periods. Covered Persons may not buy or sell CVR Energy, CVR Partners or IEP securities during the period that begins at the end of the day on the last day of each quarter and ends two full trading day after the release of, as applicable, CVR Energy’s, CVR Partners’ or IEP’s earnings for that quarter (“Quarterly Blackout Periods”). CVR Energy may also, in its sole discretion, impose blackout periods from time to time in connection with specific material developments. In such events, the Compliance Officer may notify particular individuals that they should not engage in any transactions involving the purchase or sale of CVR Energy, CVR Partners or IEP securities, and, if you are so notified, you should not disclose this to others. Depending on the circumstances, these trading blackouts may be announced or unannounced. If unannounced, an individual will be informed of the blackout when he or she contacts the Compliance Officer to seek clearance of a transaction. “Blackout Periods” as used in this Policy includes Quarterly Blackout Periods and any other blackout period that may be imposed by the Company, in its sole discretion. Trading outside of the Blackout Periods should NOT be considered a “safe harbor,” and any Covered Person with material, nonpublic information concerning

Page #	4 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

CVR Energy, CVR Partners or IEP should not engage in transactions in CVR Energy, CVR Partners or IEP securities, as applicable, until expiration of the Waiting Period.

5.Waiting Periods. Public investors must be afforded a reasonable waiting period after material, nonpublic information is made publicly available before Insiders who are in possession of such information (or have reason to know that the Company is in possession of such information) may purchase or sell securities covered by this Policy. The purpose of this waiting period is to enable public investors to receive the information, evaluate it, formulate plans to buy, sell or hold their securities, convey their decision to their broker and have their trades executed. While the length of what is a reasonable waiting period may vary depending upon the relevant circumstances, the Waiting Period under this Policy shall expire after the second full trading day after the day on which the information in question was made publicly available.

6.Qualified Rule 10b5-1(c) Trading Plans. The securities laws allow an affirmative defense from insider trading liability for transactions pursuant to a written trading plan that meets the requirements of Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be a “Qualified Rule 10b5-1 Trading Plan” under this Policy, such plan must satisfy the requirements of Rule 10b5-1 (including but not limited to having been entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 and providing for a cooling off period as required in Rule 10b5-1) and must have been approved in advance by the Compliance Officer, including under the preclearance requirements set forth in Section III of this Policy. Transactions under Qualified Rule 10b5-1 Plans can be completed during Blackout Periods and at other times when the individual in question possesses material, nonpublic information, and they are not subject to pre-clearance requirements. Any change in a Qualified Rule 10b5-1(c) Trading Plan is deemed to be the creation of a new contract, instruction, or plan that must satisfy the requirements described above, including the pre-approval requirement, in order for such contract, instruction, or plan to qualify as a Qualified Rule 10b5-1(c) Trading Plan.

D. PENALTIES FOR POLICY VIOLATIONS
A person who violates federal law or this Policy, even if they did not profit from the trading, may be subject to severe civil and criminal liability and penalties, including imprisonment, which may be sought by the U.S. Securities and Exchange Commission (“SEC”), the Department of Justice or private litigants. Additionally, persons who, at the time of the violation, directly or indirectly “controlled” the person who committed the violation may also be civilly liable. The potential liability of a person with such control is particularly important for the Company, because the Company (and possibly Directors and certain officers of the Company) may be considered to “control” CVR Energy employees for this purpose. In view of the potential

Page #	5 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

legal exposure faced by the Company, as well as the potential for significant damage to its business and public relations, the Company insists upon strict compliance with this Policy. Failure to comply with this Policy is serious misconduct and may result in significant sanctions, up to and including termination of employment by, or other affiliation with, the Company.

SECTION II: PRECLEARING TRANSACTIONS

A. PRE-CLEARANCE PROCEDURES FOR COVERED PERSONS
Prior to effecting any transactions in CVR Energy, CVR Partners or IEP securities (including but not limited to buying or selling securities on behalf of yourself or others, establishing standing and limit orders, establishing a dividend reinvestment order, exercising stock options or establishing a contract, instruction or plan that, upon receipt of such clearance, qualifies as a Qualified Rule 10b5-1(c) Trading Plan), all Covered Persons must:
1.Complete and return to the Compliance Officer the Trading Request Form attached as Exhibit B;
2.Certify that such Covered Person has no material, nonpublic information that would prohibit trading under this Policy; and

3.Obtain prior written clearance from the Compliance Officer.

If cleared, any such clearance only applies to the transaction, contract, instruction or plan described in the request for clearance and will only be good for five business days, unless earlier revoked by the Company, except that any such clearance of a Qualified Rule 10b5-1(c) Trading Plan will be good for the duration of such Qualified Rule 10b5-1(c) Trading Plan. Clearance of a proposed transaction or trading plan may take one or two business days and you should plan accordingly. The Company will strive not to approve any proposed transaction, contract, instruction or plan that would violate the Policy or that the Company deems (in its sole discretion) could embarrass you or the Company, even if based on undisclosed information concerning the Company you might not possess. However, clearance is ONLY under this Policy, IS NOT clearance from the SEC and DOES NOT constitute legal advice (including but not limited to advice on whether you had material, nonpublic information at the time of your transaction, contract, instruction or plan). Accordingly, even if you are cleared, you bear the ultimate responsibility for adhering to this Policy and avoiding improper trading.

Page #	6 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

SECTION III: COMPLYING WITH THE POLICY

The Company has established the following procedures to aid you in complying with the Policy and the law.

A. DO NOT TRADE WHILE YOU POSSESS MATERIAL, NONPUBLIC INFORMATION
You must not trade in the securities of CVR Energy, CVR Partners or IEP (other than pursuant to a Qualified Rule 10b5-1(c) Trading Plan) or of an Other Company, or attempt to establish a contract, instruction or plan that is intended to qualify as a Qualified Rule 10b5-1(c) Trading Plan, as long as you possess material, nonpublic information unless it is no longer considered material or becomes public and the prescribed Waiting Period has expired, and if you are a Covered Person, you have obtained prior written approval under this Policy.

B. RESTRICT ACCESS TO MATERIAL, NONPUBLIC INFORMATION
Material, nonpublic information about the Company and its operations is proprietary to the Company. You must not disclose material, nonpublic information about the Company, CVR Partners or IEP or an Other Company to others who do not need to know it for legitimate business reasons of the Company. You must also take care that the material, nonpublic information is secure. For example, you should restrict access to physical and computer files containing material, nonpublic information. To avoid even the appearance of impropriety, you should at all times refrain from providing advice or making recommendations regarding the purchase or sale of CVR Energy, CVR Partners or IEP securities or the securities of an Other Company. If you communicate material, nonpublic information that someone else uses to trade illegally in CVR Energy, CVR Partners or IEP securities or the securities of an Other Company, legal penalties may be applicable whether or not you personally derive any benefit from the illegal trading.

C. AVOID SPECULATION
Investing in CVR Energy, CVR Partners or IEP securities provides an opportunity to share in the future growth of each company. However, short-range speculation based on fluctuations in the market price of CVR Energy, CVR Partners or IEP securities may put the personal gain in conflict with the best interests of CVR

Page #	7 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

Energy and its shareholders. Directors and Section 16 reporting persons are prohibited from selling CVR Energy, CVR Partners or IEP securities “short,” and we recommend all employees follow this practice. We also strongly recommend that Insiders not (1) trade in exchange-traded or other third-party options, warrants, puts and calls or similar instruments on CVR Energy, CVR Partners or IEP securities, (2) hold CVR Energy, CVR Partners or IEP securities in margin accounts, or (3) conduct “sales against the box” (i.e., selling of borrowed securities when you own sufficient shares to cover the sale).

SECTION IV: OTHER OBLIGATIONS
To the extent you are a Covered Person, the securities laws may impose on you certain filing requirements and liabilities to the Company for profits from short-swing trading.

A. FILING REQUIREMENTS

1.Section 16 Filings. All Directors and Section 16 reporting persons (as designated by the Board of Directors) of CVR Energy must file certain reports electronically with the SEC concerning their holdings, and the changes therein. If you are required to file such reports and fail to timely file the same, then the Company must disclose such failure in the proxy statement it annually distributes to stockholders, and you and the Company could suffer penalties. So that the Company can assist you with your filing obligations, please report any transaction no later than the day in which it has occurred by notifying the Compliance Officer at corporatecompliance@cvrenergy.com. Notwithstanding the Company’s willingness to assist you with your filings, please remember that the reporting obligation is ultimately yours.

2.Short-Swing Profit Liability. Section 16(b) of the Exchange Act requires you to pay over to the Company or IEP (as applicable) any profit gained from short-swing trading in CVR Energy or IEP securities. Generally, a short-swing trade will have occurred if you acquired and disposed of CVR Energy securities (or vice-versa) within a six-month period in transactions that are not exempt from short-swing profit liability. Section 16(b) generally applies to all CVR Energy and IEP securities in which you have an economic interest, whether the securities are directly or indirectly owned (and potentially including CVR Energy or IEP securities held by others such as your spouse and dependent children). The grant and the exercise of options, although reportable under Section 16(a), are exempt from short-swing profit liability. You are subject to potential short-swing profit liability for as long as you are subject to the Section 16(a) reporting requirements, which could continue for a period of time after you cease to be a Director or officer.

Page #	8 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

3.Section 13 Filings. Under Section 13 of the Exchange Act you are required to report on Schedule 13D your ownership of CVR Energy, CVR Partners or IEP securities when you become the beneficial owner of more than five percent of such securities. Significant changes in such ownership must also be reported in an amendment to the Schedule 13D. Beneficial ownership for this purpose means the power to vote, or direct the vote of, securities or the power to dispose, or direct the disposition of, securities. You may report such ownership, or changes in such ownership, on a short form Schedule 13G if you acquire your shares prior to the time the Company became a reporting company under the Exchange Act or if you are considered a passive investor.

4.Rule 144 Filings and Other Requirements. You must comply with the requirements imposed by Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, on your transactions in CVR Energy securities and, if you are an “Affiliate” of the Company (as defined under Rule 144), you will be subject to Rule 144 filing requirements. You are obligated to understand and comply with all requirements and limitations under Rule 144 that may be applicable to you.

SECTION V: DEFINITIONS
For purposes of this Policy, the following terms shall mean:
1.“Controlling Person” means Carl C. Icahn.

2.“Covered Persons” means the Directors, officers and certain employees of the Company and its subsidiaries who, in the judgment of management, regularly come into contact with material, nonpublic information, and their respective Related Persons and controlled persons. For the avoidance of doubt, “Covered Persons” specifically excludes the Controlling Person and any of Controlling Person’s subsidiaries and affiliates, other than the Company and its subsidiaries.

3.“Director” means members of the Board of Directors of CVR Energy, Inc.

4.“Related Person” means, for purposes of this Policy, your spouse, minor children and anyone else living in your household, partnerships in which you are a general partner, trusts of which you are a trustee, and estates of which you are an executor.

5.“Waiting Period” means until at least two full trading days have elapsed following the authorized public disclosure of such information.

Page #	9 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

EXHIBIT A
INSIDER TRADING POLICY ACKNOWLEDGEMENT
I have read and understand the applicability of the CVR Energy, Inc. Insider Trading Policy to me and my Related Persons, including Blackout Periods set forth therein, and agree to comply with such Policy. Furthermore, I have acted in compliance with this Policy since the date of my last certification, or if this is my first certification, since becoming a Covered Person. I will continue to comply with this Policy for so long as I am subject to this Policy.

Signature:	___________________________________________
Name (please print):	___________________________________________
Date:	___________________________________________

Page #	10 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY

POLICY | CORPORATE | BUSINESS CONDUCT
Subject: Insider Trading Policy	Policy #: 1-003
Rev #: 4

INSIDER TRADING POLICY PRE-CLEARANCE FORM

Name:

Securities Involved (select one):

□ CVR Energy, Inc. (CVI)      □ CVR Partners, LP (UAN) □ Icahn Enterprises L.P. (IEP)

Description of Proposed Transaction (select one):
□ Open Market Purchase
□ Open Market Sale
□ Gift
□ Transfer to a Trust
□ Change in Ownership
□ Transaction in Employee Benefits Plan
□ Dividend Reinvestment Order
□ Establishment of a Qualified Rule 10b5-1(c) Trading Plan
□ Other: _________________________________________

Additional Required Information:
Number of Securities to be Purchased/Disposed: _____________________________________
How Purchased/Disposed Securities are to be Titled: __________________________________
If a Disposition, the Date Originally Acquired: ______________________________________
Any Transactions in the Last Six Months (if yes, describe): _____________________________
Your Availability for a Clearance Interview: _________________________________________

I hereby certify that I am not aware or in possession of any material, nonpublic information regarding any of the above-listed entity(ies) and will not enter into any transaction if I become aware of material, nonpublic information prior to effecting any transaction.

Signature:    __________________________________________________

Date:        __________________________________________________

For Company Use Only
□ Approved (from _________, 202__ until market close on _________, 202__)
□ Denied

Signature:    __________________________________________________
Date:        __________________________________________________

Page #	11 of 11	Last Update Date	February 20, 2024
Owner/Issued by:	Legal	Approved by:	CVR Energy, Inc. Board of Directors
Document Location:	MyCVR / Corporate Compliance / Business Conduct Pillar	Supersedes:	CVR Energy, Inc. Insider Trading Policy (May 6, 2020)
CONFIDENTIAL – INTERNAL CVR ENERGY USE ONLY